Exhibit 99.2

Citius Pharmaceuticals Completes Enrollment in Pivotal Phase 3 Trial of its Mino-Lok® Therapeutic to Salvage Catheters

Topline results expected 2Q 2024

Study enrolled a total of 241 patients; 109 catheter failures observed

First-and-only antibiotic lock solution in development to salvage catheters in patients with CRBSI

CRANFORD, N.J., January 2, 2024 -- Citius Pharmaceuticals, Inc. (“Citius” or the “Company”) (Nasdaq: CTXR), a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products, today announced that it has completed enrollment in its pivotal Phase 3 clinical trial for Mino-Lok®, an antibiotic lock solution to salvage catheters in patients with catheter-related bloodstream infections. A total of 109 catheter failure events were observed in the event-based trial; a minimum of 92 catheter failure events were required to complete the trial. The study enrolled 241 patients at clinical sites in the U.S. and India.

“Completing enrollment in our pivotal Phase 3 trial is a crucial milestone in the development of Mino-Lok, bringing us closer to addressing the limitations of the current standard of care for patients with catheter related blood stream infections (CRBSI). It is a testament to the dedication and hard work of our entire team. We extend our deepest appreciation to the patients, investigators, and healthcare professionals who have been integral to the successful enrollment of this trial,” stated Leonard Mazur, Chairman and Chief Executive Officer of Citius.

“We now plan to focus on analyzing the data from the trial and expect to have topline data available in the second quarter of 2024 This trial builds on the positive data from a prior Phase 2 study of the safety and efficacy of Mino-lok, and three interim reviews by an Independent Data Monitoring Committee that recommended continuation of the trial following each review. If approved, Mino-Lok would be the only therapy to salvage catheters, providing a non-invasive and cost-effective alternative to the current practice of removal and replacement of the infected catheter,” added Mazur.

Mino-Lok Phase 3 Trial Design

The Mino-Lok Phase 3 pivotal superiority trial (NCT02901717) is a multi-center, randomized, open-label, blinded study to determine the efficacy and safety of Mino-Lok (MLT), a novel antibiotic lock therapy that combines minocycline with edetate disodium. The trial is being conducted in the U.S. and India. The primary endpoint for this study is the time (in days following randomization) to a catheter failure event between randomization and TOC (Week 6) in the Intent-to-Treat (ITT) Population. Additional secondary outcome measures include overall success, microbiological eradication, and clinical cure, among others.

Patients diagnosed with catheter related blood stream infections (CRBSI/CLABSI) and who meet all necessary criteria for the study are randomized in a 1:1 ratio to receive either Mino-Lok therapy or locally utilized antibiotic lock therapy.

Patients in the Mino-Lok arm receive one MLT dose daily with a dwell time of two to four hours for a total of seven doses. For subjects in the Control arm, the investigator determines the antibiotic used in the lock, dose, dwell time, and number of days of administration based on institutional standards or Infectious Diseases Society of America (IDSA) guidelines.

About Mino-Lok

Mino-Lok is an antibiotic lock solution to treat patients with catheter-related blood stream infections that Citius has licensed from The University of Texas MD Anderson Cancer Center. Citius believes Mino-Lok provides a superior alternative to removing and replacing a central venous catheter (CVC), leading to a reduction in serious adverse events and cost savings to the healthcare system. If approved, Mino-Lok would be the first and only FDA-approved treatment that salvages central venous catheters that cause central line-related blood stream infections.

About Citius Pharmaceuticals, Inc.

Citius Pharma is a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products. The Company’s diversified pipeline includes two late-stage product candidates. At the end of 2023, Citius completed enrollment in a Phase 3 Pivotal superiority trial of Mino-Lok®, an antibiotic lock solution to salvage catheters in patients with catheter-related bloodstream infections. Citius is preparing to resubmit the Biologics License Application for LYMPHIR, a novel IL-2R immunotherapy for an initial indication in cutaneous T-cell lymphoma, in early 2024, and announced plans to form Citius Oncology, a standalone publicly traded company with LYMPHIR as its primary asset. LYMPHIR received orphan drug designation by the FDA for the treatment of CTCL and PTCL. In addition, Citius completed enrollment in its Phase 2b trial of CITI-002 (Halo-Lido), a topical formulation for the relief of hemorrhoids. For more information, please visit www.citiuspharma.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks relating to the results of research and development activities, including those from the Mino-Lok Phase 3 trial and other existing and new pipeline assets; our need for substantial additional funds; our ability to commercialize our products if approved by the FDA; our dependence on third-party suppliers; our ability to procure cGMP commercial-scale supply; the estimated markets for our product candidates and the acceptance thereof by any market; the ability of our product candidates to impact the quality of life of our target patient populations; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; the early stage of products under development; market and other conditions; our ability to attract, integrate, and retain key personnel; risks related to our growth strategy; patent and intellectual property matters; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; government regulation; competition; as well as other risks described in our SEC filings. These risks have been and may be further impacted by Covid-19 and could be impacted by any future public health risks. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our Securities and Exchange Commission (“SEC”) filings which are available on the SEC’s website at www.sec.gov, including in our Annual Report on Form 10-K for the year ended September 30, 2023, filed with the SEC on December 29, 2023, and updated by our subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com